Exhibit 99.1
KeyStone Solutions, Inc. and Brekford Corp.
(OTCQX: BFDI) Announce Terms for Proposed
Merger

Merger Would Allow Combined Companies to Grow Existing Business Through
Access to Additional Capital, Sales and Distribution Resources

December 07, 2016 08:45 AM Eastern Daylight Time

Chantilly, VA--(ACCESSWIRE)—KeyStone Solutions, Inc. (“KeyStone”), a company whose subsidiaries presently serve the government contracting sector, announced today that it has entered into a non-binding letter of intent (“LOI”) to combine with Brekford Corp. (OTCQX: BFDI) (“Brekford”). KeyStone is focused on building end-to-end solutions for its clients through both acquisitive and organic means. Brekford is a public company that delivers public safety technology and turnkey automated traffic safety solutions to federal, state and municipal audiences. KeyStone management believes that through sales, partnering, expanding distribution and strategic direction, it can create value for the combined entity’s shareholders. The LOI contains an exclusivity provision through March 31, 2017 during which time Brekford has agreed they will not solicit, negotiate, or accept any third-party proposals regarding the acquisition of Brekford, any merger or consolidation with or involving Brekford, or any other “Competing Transaction” (as defined in the LOI) of Brekford, except for the sale of Brekford’s vehicle upfitting business. The proposed transaction is conditioned on the sale by Brekford of not more than 81% of its vehicle upfitting business to a company with the resources to grow that business unit to a national footprint, with the terms of such sale to be approved by KeyStone.

The LOI contemplates a consolidation in which KeyStone and Brekford would merge with two separate wholly owned merger subsidiaries of a newly formed publicly traded holding company, with KeyStone and Brekford surviving as wholly owned subsidiaries of that new holding company. If the mergers were consummated as planned, shares in KeyStone and Brekford would be exchanged for shares in the new holding company, resulting in KeyStone and Brekford becoming wholly owned subsidiaries of the holding company. The foregoing share exchanges would be accomplished pursuant to an effective Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (“SEC”). The parties expect that the consolidation would result in KeyStone stockholders and Brekford stockholders holding approximately 80% and 20%, respectively, of the new holding company’s shares on a fully diluted basis upon the closing of the combination. The LOI requires that the parties work exclusively together to complete definitive agreements by January 31, 2017, with a view toward closing on the combination by the end of the first quarter of 2017.

KeyStone previously announced its intended acquisition of Firestorm Solutions, LLC (http://keystonewins.com/wp-content/uploads/2016/11/U-1-2016.11.21-Final-Firestorm.pdf). KeyStone intends to leverage the Firestorm network of principals and locations to expand Brekford’s product distribution to municipalities and government agencies. A combination of the three companies, should it occur, would allow Brekford to increase sales in its two core service areas, upfitting for public safety vehicles and automated traffic safety enforcement. KeyStone management believes that through the use of additional capital, strategic relationships, and broadened distribution, the combined entity will grow beyond Brekford’s existing markets. The boards of KeyStone and Brekford believe the resulting entity will create greater opportunities for shareholder value.

“The combination of KeyStone, Brekford and Firestorm will allow the shareholders to enjoy the benefits of an entity that gains greater market share in the government contracting space. With the federal government spending an estimated $430-500 billion annually procuring products and services, we feel this market is stable, unlikely to shrink and has a strong need for innovative products and services such as those provided by our subsidiaries,” said KeyStone Solutions CEO Robert A. Berman.

Upon closing of the consolidation, Robert A. Berman is expected to become CEO of the combined entity.

“Brekford is excited to complete this combination with Keystone and Firestorm, which we believe will provide increased value to our shareholders and customers on multiple fronts. We intend to offer our turnkey automated photo enforcement services much more broadly throughout the United States, utilizing a force multiplier effect with Firestorm’s business development network. Additionally, we are confident that customers will continue to benefit from our foundation as a public safety solutions provider, as we seek to identify the appropriate buyer for our public safety vehicle services business,” said Rod Hillman, Brekford Corp. President and COO.

The LOI is non-binding and any agreement is subject to the negotiation and execution of a definitive transaction agreement, which may vary from the terms set forth in the LOI. A final transaction also is anticipated to be subject to material conditions, including, but not limited to: (i) the approval of the respective boards of directors and shareholders of KeyStone and Brekford; (ii) the filing with, and declaration of effectiveness by the SEC, of a Registration Statement on Form S-4 with respect to the combination; and (iii) other customary conditions for a transaction of this nature. Accordingly, there can be no assurance that a definitive agreement will be reached by the companies, or that any agreement will result in the completion of a combination.

About KeyStone
KeyStone Solutions is a holding company headquartered in Chantilly, Virginia that was formed in 2016 to provide end-to-end services to government contractors from its subsidiary companies. The company’s acquisition strategy is to buy profitable, well run businesses that provide a wide range of complementary services, a “one stop shop” for government contractors.

Through strategic acquisitions, KeyStone Solutions aims to be the preeminent source of products and services that provide solutions to government contractors. For more than 30 years, KeyStone subsidiaries have helped Fortune 50 companies and small businesses succeed in the federal market, winning over $150 billion in federal contracts.

For more information, please visit www.keystonewins.com.

About Brekford
Brekford Corp. provides state-of-the art public safety technology and automated traffic enforcement solutions to municipalities, the U.S. military, various federal entities and other public safety agencies throughout the United States. Its services include automated speed and red light camera enforcement programs, parking enforcement solutions and an end-to-end suite of technology and equipment for public safety vehicle upfitting. Brekford's combination of upfitting services, cutting-edge technology, and automated traffic enforcement services offers a unique 360-degree solution for law enforcement agencies and municipalities.

The Company is headquartered in Hanover, Maryland, and its common stock is traded on the OTC Markets under the symbol "BFDI."

For more information, please visit www.brekford.com.

About Firestorm
Firestorm® is America’s Crisis Coach®. Since 2005, Firestorm has assisted clients in transforming crisis into value. The Firestorm Predict.Plan.Perform.® methodology combines best-practice consulting with proven crisis management expertise, empowering clients to manage risk and crisis.

Firestorm assesses, audits, develops, trains and tests strategies and programs encompassing emergency response, business continuity, crisis management, and crisis communications/PR. Firestorm demonstrates thought leadership in workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and every preparedness initiative.

Firestorm works with businesses, organizations and schools to keep tens of thousands of employees, customers, students and their communities safe.

For more information, please visit www.firestorm.com

Important Additional Information Will be Filed with the SEC
This press release may be deemed solicitation material regarding the potential business combination contemplated by the LOI. In connection with a potential combination, Brekford currently intends to file with the SEC an Information Statement on Schedule 14c. The Information Statement and other relevant materials, including any documents incorporated by reference therein, once available, may be obtained free of charge at the SEC’s website at www.sec.gov , from KeyStone at www.keystonewins.com, Brekford at www.brekford.com, or by emailing riaz@keystonewins.com.

Information about the executive officers and directors of Brekford is set forth in Brekford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on March 24, 2016.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These include statements regarding the terms, structure and timing of the proposed business combination between KeyStone and Brekford, as well as the anticipated benefits or consequences of the proposed combination.

Contacts
For KeyStone Solutions, Inc.
Riaz Latifullah, CFO
riaz@keystonewins.com

For Brekford Corp.
Rod Hillman, President and COO
rhillman@brekford.com

For Firestorm Solutions, LLC
Harry Rhulen, CEO
hrhulen@firetorm.com